EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 28, 1999 relating to the financial statements and financial statement schedules of National Beverage Corp., which appears in National Beverage Corp.'s Annual Report on Form 10-K for the year ended May 1, 1999.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Miami, Florida
August 9, 1999